EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

LaRoche Petroleum Consultants, Ltd. ("LaRoche") hereby consents to references to LaRoche as an expert, its reserve reports at September 30, 2002 and September 30, 2003 and to information depicted in the Annual Report on Form 10-KSB for the years ended September 30, 2002 and 2003 for Trek Resources, Inc., a Delaware corporation, that was derived from our reserve reports and incorporated by reference in the Registration Statement on Form S-8 (No. 333-76240).

/s/ LAROCHE PETROLEUM CONSULTANTS, LTD.

LAROCHE PETROLEUM CONSULTANTS, LTD.

Dallas, Texas
December 29, 2003